Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2021 RESULTS

Lake Forest, IL, October 25, 2021 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2021 net income of $251 million, or $2.63 per share, and net income of $257 million, or $2.69 per share, excluding special items. Third quarter net sales were $2.0 billion in 2021 and $1.7 billion in 2020.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2021	2020	Change
Reported Diluted EPS	$2.63	$1.46	$1.17
Special Items Expense (1)	0.06	0.11	(0.05)
Diluted EPS excluding Special Items	$2.69	$1.57	$1.12

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings include $.06 per share of special items expense in the third quarter of 2021, primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities, and $.11 per share of special items expense in the third quarter of 2020, primarily for costs associated with Hurricane Laura which made landfall approximately 100 miles south of the DeRidder, LA mill, resulting in production being down a total of approximately 12 days.

Excluding special items, the $1.12 per share increase in third quarter 2021 earnings compared to the third quarter of 2020 was driven primarily by higher prices and mix $1.58 and volume $.62 in our Packaging segment, higher production volume $.06 and prices and mix $.05 in our Paper segment, lower non-operating pension expense $.03, and lower interest expense $.01. These items were partially offset by higher operating costs ($.84), higher freight and logistics expenses ($.23), higher converting costs ($.10), higher scheduled outage expenses ($.04), and lower sales volume in our Paper segment ($.02).

Results were $.32 above third quarter guidance of $2.37 per share primarily due to higher realization of prices and mix in our Packaging segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2021	2020
Segment income (loss)
Packaging	$365.2	$222.4
Paper	11.0	7.3
Corporate and Other	(23.4)	(20.2)
	$352.8	$209.5

Segment income (loss) excluding special items
Packaging	$371.1	$235.7
Paper	12.2	7.3
Corporate and Other	(23.3)	(20.2)
	$360.0	$222.8

EBITDA excluding special items
Packaging	$466.9	$323.9
Paper	18.1	16.9
Corporate and Other	(21.0)	(18.0)
	$464.0	$322.8

In the Packaging segment, total corrugated products shipments and shipments per day were up 2.3% over last year’s third quarter. Containerboard production was 1,256,000 tons, and containerboard inventory was up 91,000 tons from the third quarter of 2020 and up 17,000 tons compared to the second quarter of 2021. In the Paper segment, sales volume was down 33,000 tons compared to the third quarter of 2020, and up 2,000 tons compared to the second quarter of 2021.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Packaging segment demand remained strong and our teams did a tremendous job of implementing our previously announced containerboard and corrugated products price increases. The containerboard mills set an all-time quarterly sales volume record, and our box plants set new third quarter records for total corrugated products shipments as well as shipments per day. By utilizing the capability of both machines at our Jackson, AL mill to produce containerboard, we were able to reach our desired inventory levels to better serve customer demand, help minimize the transportation challenges we continue to experience, and build some inventory ahead of the DeRidder mill’s planned outage. We had great execution of numerous initiatives and capital projects to reduce costs through efficiency, productivity, and optimization improvements across our manufacturing locations. We continue to put tremendous effort into managing certain material, equipment, and labor availability issues to keep our customers supplied with their needs and our capital projects on track. With no relief from the supply chain obstacles that we, our customers, and our suppliers continue to face along with unprecedented inflation-related challenges, the combination of all these efforts are critical to our success. The improvements and execution our employees deliver constantly, across many fronts, is what allows us to continuously improve our margins.”

Mr. Kowlzan continued, “Looking ahead as we move from the third and into the fourth quarter, we will continue to implement our previously announced price increases for domestic containerboard, corrugated packaging, and paper, and we also expect average export containerboard prices to move higher. Packaging segment volume will be lower due to three less shipping days as well as the scheduled outage at our DeRidder Mill, and Paper segment volume will be lower as the Jackson Mill is not expected to produce any paper grades. With higher gas prices and anticipated colder weather, energy costs will increase. Wood costs, especially in our southern mills, will be higher due to the previous wet weather, low inventory and high demand. We also expect inflation to continue with most of our other operating and converting costs, along with higher freight and logistics expenses. And lastly, as we have mentioned previously, we expect scheduled outage costs to be approximately ($.25) per share higher than the third quarter. Considering these items, we expect fourth quarter earnings of $2.04 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the fourth quarter to include accounting charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill, and for the debt refinancing completed early in the fourth quarter with the redemption of our notes due in 2023. We do not currently expect any additional significant special items during the fourth quarter; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 89 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2021 Earnings Conference Call
Conference ID: 2253659

WHEN:	Tuesday, October 26, 2021 at 9:00am Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	October 26, 2021 at 12:00pm Eastern Time through November 9, 2021 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 2253659

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2021		2020		2021		2020
Net sales	$2,000.1		$1,693.7		$5,687.1		$4,944.0
Cost of sales	(1,489.4)	(1)	(1,348.3)	(2)	(4,324.0)	(1)	(3,907.9)	(2)(3)
Gross profit	510.7		345.4		1,363.1		1,036.1
Selling, general, and administrative expenses	(144.5)	(1)	(127.1)	(2)	(435.7)	(1)	(409.3)	(2)
Goodwill impairment	—		—		—		(55.2)	(4)
Other expense, net	(13.4)	(1)	(8.8)	(2)	(41.7)	(1)	(36.9)	(2)
Income from operations	352.8		209.5		885.7		534.7
Non-operating pension income	5.0		0.6		14.8		1.7
Interest expense, net	(23.9)	(1)	(24.4)		(72.2)	(1)	(69.1)
Income before taxes	333.9		185.7		828.3		467.3
Provision for income taxes	(83.2)		(46.6)		(203.7)		(129.9)
Net income	$250.7		$139.1		$624.6		$337.4

Earnings per share:
Basic	$2.64		$1.47		$6.58		$3.56
Diluted	$2.63		$1.46		$6.55		$3.54

Computation of diluted earnings per share under the two class method:
Net income	$250.7	$139.1	$624.6	$337.4
Less: Distributed and undistributed income available to participating securities	(1.7)	(1.0)	(4.9)	(2.7)
Net income attributable to PCA shareholders	$249.0	$138.1	$619.7	$334.7
Diluted weighted average shares outstanding	94.7	94.5	94.6	94.4
Diluted earnings per share	$2.63	$1.46	$6.55	$3.54

Supplemental financial information:
Capital spending	$149.7	$102.3	$366.2	$253.5
Cash, cash equivalents, and marketable debt securities	$1,849.1	$1,095.5	$1,849.1	$1,095.5

(1)
The three and nine months ended September 30, 2021 include the following:

a.
$4.5 million and $9.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

b.
$2.7 million and $0.1 million, respectively, of charges consisting of closure costs related to corrugated products facilities. For the nine months ended September 30, 2021, these costs are partially offset by income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets, and insurance proceeds received for a natural disaster at one of the corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

c.
$0.5 million of costs related to the Company's September 2021 debt refinancing, which included the issuance of the new 3.05% Senior Notes due 2051. These costs were recorded in “Interest expense, net”.

(2)
The three and nine months ended September 30, 2020 include the following:

a.
$3.3 million and $24.1 million, respectively, consisting of closure costs related to corrugated products facilities, substantially all of which relates to the closure of the San Lorenzo, California facility during the second quarter of 2020, partially offset by income related to the sale of a corrugated products facility in the second quarter of 2020, which were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

b.
$10.0 million of charges related to the impact of Hurricane Laura at our DeRidder, Louisiana mill, including unabsorbed costs related to lost production, excess purchased containerboard and freight costs, repair expenses, rental and supplies costs, and other recovery expenses, which were recorded in "Cost of sales".

(3)
The nine months ended September 30, 2020 include $6.9 million of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”. Beginning in July 2020, all corresponding COVID-19 related expenses were included in normalized costs.

(4)
During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the Paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Segment sales
Packaging	$1,829.4	$1,501.1	$5,171.4	$4,378.5
Paper	150.3	178.1	457.1	518.7
Corporate and Other	20.4	14.5	58.6	46.8
	$2,000.1	$1,693.7	$5,687.1	$4,944.0

Segment income (loss)
Packaging	$365.2	$222.4	$940.3	$619.9
Paper	11.0	7.3	22.3	(21.7)
Corporate and Other	(23.4)	(20.2)	(76.9)	(63.5)
Income from operations	352.8	209.5	885.7	534.7
Non-operating pension income	5.0	0.6	14.8	1.7
Interest expense, net	(23.9)	(24.4)	(72.2)	(69.1)
Income before taxes	$333.9	$185.7	$828.3	$467.3

Segment income (loss) excluding special items (1)
Packaging	$371.1	$235.7	$945.3	$660.3
Paper	12.2	7.3	27.3	34.1
Corporate and Other	(23.3)	(20.2)	(77.4)	(63.5)
	$360.0	$222.8	$895.2	$630.9

EBITDA excluding special items (1)
Packaging	$466.9	$323.9	$1,227.8	$926.3
Paper	18.1	16.9	45.5	63.6
Corporate and Other	(21.0)	(18.0)	(70.7)	(57.6)
	$464.0	$322.8	$1,202.6	$932.3

____________

(1) Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Packaging
Segment income	$365.2	$222.4	$940.3	$619.9
Facilities closure and other costs	2.7	3.3	0.9	24.1
Jackson mill conversion-related activities	3.2	—	4.1	—
Hurricane Laura impact	—	10.0	—	10.0
Incremental costs for COVID-19	—	—	—	6.3
Segment income excluding special items (1)	$371.1	$235.7	$945.3	$660.3

Paper
Segment income (loss)	$11.0	$7.3	$22.3	$(21.7)
Jackson mill conversion-related activities	1.2	—	5.0	—
Goodwill impairment	—	—	—	55.2
Incremental costs for COVID-19	—	—	—	0.6
Segment income excluding special items (1)	$12.2	$7.3	$27.3	$34.1

Corporate and Other
Segment loss	$(23.4)	$(20.2)	$(76.9)	$(63.5)
Jackson mill conversion-related activities	0.1	—	0.3	—
Facilities closure and other income	—	—	(0.8)	—
Segment loss excluding special items (1)	$(23.3)	$(20.2)	$(77.4)	$(63.5)

Income from operations	$352.8	$209.5	$885.7	$534.7

Income from operations, excluding special items (1)	$360.0	$222.8	$895.2	$630.9

____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$333.9	$(83.2)	$250.7	$2.63	$185.7	$(46.6)	$139.1	$1.46
Special items (2):
Facilities closure and other costs	2.7	(0.7)	2.0	0.02	3.3	(0.8)	2.5	0.03
Jackson mill conversion-related activities	4.5	(1.1)	3.4	0.03	—	—	—	—
Debt refinancing	0.5	(0.1)	0.4	0.01	—	—	—	—
Hurricane Laura impact	—	—	—	—	10.0	(2.4)	7.6	0.08
Total special items	7.7	(1.9)	5.8	0.06	13.3	(3.2)	10.1	0.11
Excluding special items	$341.6	$(85.1)	$256.5	$2.69	$199.0	$(49.8)	$149.2	$1.57

	Nine Months Ended
	September 30,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$828.3	$(203.7)	$624.6	$6.55	$467.3	$(129.9)	$337.4	$3.54
Special items (2):
Facilities closure and other costs	0.1	—	0.1	—	24.1	(6.0)	18.1	0.19
Jackson mill conversion-related activities	9.4	(2.4)	7.0	0.07	—	—	—	—
Debt refinancing	0.5	(0.1)	0.4	0.01	—	—	—	—
Goodwill impairment	—	—	—	—	55.2	—	55.2	0.58
Hurricane Laura impact	—	—	—	—	10.0	(2.4)	7.6	0.08
Incremental costs for COVID-19	—	—	—	—	6.9	(1.7)	5.2	0.06
Total special items	10.0	(2.5)	7.5	0.08	96.2	(10.1)	86.1	0.91
Excluding special items	$838.3	$(206.2)	$632.1	$6.63	$563.5	$(140.0)	$423.5	$4.45

____________

(1) Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2) Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income	$250.7	$139.1	$624.6	$337.4
Non-operating pension income	(5.0)	(0.6)	(14.8)	(1.7)
Interest expense, net	23.9	24.4	72.2	69.1
Provision for income taxes	83.2	46.6	203.7	129.9
Depreciation, amortization, and depletion	105.6	100.4	311.0	309.0
EBITDA (1)	$458.4	$309.9	$1,196.7	$843.7
Special items:
Facilities closure and other costs (income)	2.3	2.9	(0.5)	16.5
Jackson mill conversion-related activities	3.3	—	6.4	—
Hurricane Laura impact	—	10.0	—	10.0
Goodwill impairment	—	—	—	55.2
Incremental costs for COVID-19	—	—	—	6.9
EBITDA excluding special items (1)	$464.0	$322.8	$1,202.6	$932.3

____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Packaging
Segment income	$365.2	$222.4	$940.3	$619.9
Depreciation, amortization, and depletion	96.2	88.6	283.1	273.6
EBITDA (1)	461.4	311.0	1,223.4	893.5
Facilities closure and other costs	2.3	2.9	0.3	16.5
Jackson mill conversion-related activities	3.2	—	4.1	—
Hurricane Laura impact	—	10.0	—	10.0
Incremental costs for COVID-19	—	—	—	6.3
EBITDA excluding special items (1)	$466.9	$323.9	$1,227.8	$926.3

Paper
Segment income (loss)	$11.0	$7.3	$22.3	$(21.7)
Depreciation, amortization, and depletion	7.1	9.6	21.1	29.5
EBITDA (1)	18.1	16.9	43.4	7.8
Jackson mill conversion-related activities	—	—	2.1	—
Goodwill impairment	—	—	—	55.2
Incremental costs for COVID-19	—	—	—	0.6
EBITDA excluding special items (1)	$18.1	$16.9	$45.5	$63.6

Corporate and Other
Segment loss	$(23.4)	$(20.2)	$(76.9)	$(63.5)
Depreciation, amortization, and depletion	2.3	2.2	6.8	5.9
EBITDA (1)	(21.1)	(18.0)	(70.1)	(57.6)
Jackson mill conversion-related activities	0.1	—	0.2	—
Facilities closure and other income	—	—	(0.8)	—
EBITDA excluding special items (1)	$(21.0)	$(18.0)	$(70.7)	$(57.6)

EBITDA excluding special items (1)	$464.0	$322.8	$1,202.6	$932.3

____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.